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                                                                      EXHIBIT 8

                           [LETTERHEAD OF BAKER & DANIELS]


April 30, 1998


National City Bancshares, Inc.
227 Main Street
P.O. Box 868
Evansville, Indiana 47705-0868

Trigg Bancorp, Inc.
38 Main Street
P. O. Box 500
Cadiz, Kentucky   42211

Ladies and Gentlemen:

     This opinion is delivered to you in connection with the Registration Statement on Form S-4 (the "Registration Statement"), which is being filed by National City Bancshares, Inc. under the Securities Act of 1933, as amended (the "Act"). Capitalized terms not defined herein shall have the meanings given such terms in the Registration Statement.

     We have examined the Registration Statement and such other documents as we have deemed relevant and necessary as a basis for this opinion. In addition, we have made such other and further investigations as we have deemed appropriate.

     Based on the foregoing, and subject to the qualifications and limitations stated herein, we hereby advise you that in our opinion the statements made in the Registration Statement under the caption "The Merger--Certain Federal Income Tax Consequences", insofar as they purport to constitute summaries of matters of United States federal income tax law or legal conclusions with respect thereto, constitute accurate summaries of the matters described therein in all material respects.

     The foregoing opinion is based on current provisions of the Internal Revenue Code of 1986, as amended, the Treasury Regulations promulgated thereunder, published pronouncements of the Internal Revenue Service and other relevant authorities, all of which are subject to change. Accordingly, no assurance can be given that the Internal Revenue Service will not alter its present views, either prospectively or retroactively, or adopt new views with regard to any of the matters upon which we are rendering an opinion, nor can any assurance be given that the Internal Revenue Service will not challenge the positions which the parties intend to take. No opinions are expressed concerning any matters other than those specifically addressed herein.

     We hereby consent to the filing of this opinion as Exhibit 8 to the Registration Statement and to the references to us in the Prospectus/Proxy Statement which is a part of the Registration Statement. In giving this consent, we do not admit that we come within the category of persons whose consent is required under Section 7 of the Act or the rules and regulations of the Securities and Exchange Commission promulgated thereunder.

                                           Yours very truly,

                                           BAKER & DANIELS